SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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HEALTHSTREAM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUESTIONS AND ANSWERS
STOCK OWNERSHIP
ITEM ONE — ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR 2002
AUDIT COMMITTEE REPORT FOR 2002
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
GENERAL INFORMATION
APPENDIX A RESTATED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF HEALTHSTREAM, INC.

HEALTHSTREAM, INC.

209 10TH Avenue, Suite 450
Nashville, Tennessee 37203
(615) 301-3100
___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 30, 2003
___________________

Dear Shareholder:

     On Friday, May 30, 2003, HealthStream, Inc. will hold its 2003 annual meeting of shareholders at 209 10th Avenue, Suite 450, Nashville, Tennessee 37203. The meeting will begin at 2:00 p.m., Central Daylight Time.

     Only shareholders that own our common stock at the close of business on April 8, 2003 may vote at this meeting. A list of our shareholders will be available at our principal executive offices at 209 10th Avenue, Suite 450, Nashville, Tennessee, during ordinary business hours beginning two days after this notice of the annual meeting is first sent to shareholders. At the meeting, we will consider the following proposals:

     1.    to elect three (3) Class III directors to hold office for a term of three (3) years and until their respective successors have been duly elected and qualified; and

     2.    to transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

     Our 2002 Annual Report to Shareholders is being mailed to shareholders with this proxy statement. The annual report is not part of the proxy solicitation materials.

     Cameras and recording devices are not permitted at the meeting. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

By Order of the Board of Directors,

Robert A. Frist, Jr. Chief Executive Officer

Nashville, Tennessee
April 30, 2003

HEALTHSTREAM, INC.

209 10TH AVENUE, SUITE 450
NASHVILLE, TENNESSEE 37203

___________________

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 30, 2003

___________________

QUESTIONS AND ANSWERS

1.	Q: WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A:	At HealthStream’s annual meeting, shareholders will act upon the election of three Class III directors and any other matters that may properly come before the meeting. In addition, our management will respond to questions from shareholders.

2.	Q: WHEN WAS THIS PROXY STATEMENT MAILED TO SHAREHOLDERS?

A: This proxy statement was first mailed to shareholders on or about April 30, 2003.

3.	Q: WHO IS SOLICITING MY VOTE?

A:	This proxy solicitation is being made and paid for by HealthStream. In addition, we have retained SunTrust Bank, Georgeson Shareholder and Corporate Elections to assist in the solicitation. We will pay these entities approximately $1,700 plus out-of-pocket expenses for their assistance. Our directors, officers and other employees not specially employed for this purpose, may also solicit proxies by personal interview, mail, telephone or facsimile. They will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of the common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

4.	Q: WHAT MAY I VOTE ON?

A:	You may vote on the election of three (3) Class III directors to our board of directors.

5.	Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSAL?

A:	The board recommends that you vote FOR each of the director nominees.

6.	Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A:	We do not know of any business to be considered at the 2003 annual meeting other than the election of three (3) Class III directors to our board of directors. If any other business is presented at the annual meeting, your signed proxy card gives authority to Robert A. Frist, Jr., our Chief Executive Officer, and Robert H. Laird, Jr., our Vice President, Secretary and General Counsel, or either of them, to vote on such matters at their discretion.

7.	Q: WHO IS ENTITLED TO VOTE?

A:	Only shareholders of record at the close of business on April 8, 2003 (the record date) may vote at this meeting. As of the record date, there were approximately 20,367,430 shares of our voting common stock outstanding. The shares were held by approximately 210 holders of record. Every shareholder is entitled to one vote for each share of common stock the shareholder held of record on the record date.

8.	Q: HOW DO I VOTE?

A:	You may vote by signing and dating the proxy card you receive and returning it in the enclosed prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposal. You have the right to revoke your proxy at any time before the meeting by:

•	notifying our Secretary, Robert H. Laird, Jr., at 209 10th Avenue, Suite 450, Nashville, TN 37203;
•	voting in person; or
•	submitting a later-dated proxy card.

9.	Q: CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A:	If you are a registered shareholder you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

If your shares are held by your broker, often referred to as in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

10.	Q: WHAT IS THE VOTE REQUIRED TO APPROVE THE PROPOSAL?

A:	Each of the director nominees must receive affirmative votes from a plurality of the shares voting to be elected.

11.	Q: WHAT IS A “QUORUM”?

A:	A “quorum” is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for business to be conducted at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

12.	Q: WHAT IF I ABSTAIN FROM VOTING?

A:	If you attend the meeting or send in your signed proxy card but abstain from voting on the proposal, you will be counted for purposes of determining whether a quorum exists. If you abstain from voting on the election of directors, your abstention will have no effect on the outcome.

13.	Q: HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

A:	If your shares are held by your broker, often referred to as in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker will vote your shares at its discretion on your behalf. The Nasdaq National Market rules provide that brokers and nominees may not exercise their voting discretion on certain non-routine matters without receiving instructions from the beneficial owner of the shares. A broker non-vote occurs when a broker holding shares registered in street name is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter.

14.	Q: WHAT IS THE EFFECT OF A BROKER NON-VOTE?

A:	A broker non-vote will have no effect on the election of directors. Broker non-votes will be counted as present for purposes of determining whether there is a quorum.

15.	Q: WHO WILL COUNT THE VOTES?

A:	A representative of our transfer agent, SunTrust Bank, Atlanta, will count the votes and act as inspector of elections.

16.	Q: WHO MAY ATTEND THE ANNUAL MEETING?

A:	Shareholders of record on April 8, 2003 may attend the meeting. “Street name” holders will need to bring a copy of a brokerage statement reflecting their ownership of our common stock as of the record date. Cameras and recording devices are not permitted at the meeting.

17.	Q: WHEN ARE SHAREHOLDER PROPOSALS DUE IN ORDER TO BE INCLUDED IN OUR PROXY STATEMENT FOR THE 2004 ANNUAL MEETING?

A:	Any shareholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to Secretary, HealthStream, Inc., 209 10th Avenue, Suite 450, Nashville, Tennessee 37203, prior to the close of business on December 31, 2003.

18.	Q: WHEN ARE OTHER SHAREHOLDER PROPOSALS DUE?

A:	Our Bylaws contain an advance notice provision that requires that a shareholder’s notice of a proposal to be brought before an annual meeting must be timely. In order to be timely, the notice must be addressed to our Secretary and delivered or mailed and received at our principal executive offices not less than 120 days prior to the first anniversary of the date this notice of annual meeting was provided to shareholders.

19.	Q: HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

A:	We will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 2002, excluding certain of its exhibits, without charge to any shareholder who makes a written request to Investor Relations Department, HealthStream, Inc., 209 10th Avenue, Suite 450, Nashville, Tennessee 37203 or an oral request by calling (615) 301-3237. The Company’s Annual Report on Form 10-K and various other filings also may be accessed on the World Wide Web at www.healthstream.com or www.sec.gov.

STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2003 (unless otherwise noted), for:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

     The percentages of shares outstanding provided in the table are based on 20,322,690 shares outstanding as of March 31, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2003 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors and executive officers listed below is c/o HealthStream, Inc., 209 10th Avenue, Suite 450, Nashville, Tennessee 37203.

Name	Number of Shares		Percent

Robert A. Frist, Jr.	5,312,375	(1)	26.1
T. Rowe Price Associates, Inc.	2,403,300	(2)	11.8
Morgan Stanley & Co. Incorporated	1,173,940	(3)	5.8
M. Fazle Husain	1,173,940	(4)	5.8
Jeffrey L. McLaren	445,093	(5)	2.2
Charles N. Martin, Jr.	410,902	(6)	2.0
Michael T. Pote	221,592	(7)	*
Frank Gordon	182,386	(8)	*
Arthur E. Newman	156,738	(9)	*
John H. Dayani	123,920	(10)	*
Fred Perner	91,875	(11)	*
Susan A. Brownie	85,241	(12)	*
James F. Daniell	78,948	(13)	*
Thompson S. Dent	67,894	(14)	*
William W. Stead	38,500	(15)	*
Linda Rebrovick	16,000	(16)	*
All directors and executive officers as a group (15 persons)	8,499,346	(17)	41.8

*	Less than one percent.

(1)	Includes 110,350 shares issuable upon exercise of options.

(2)	100 E. Pratt Street Baltimore, Maryland 21202. Based upon information set forth in Schedule 13G filed with the SEC on February 14, 2003 jointly by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price New Horizons Fund, Inc. (“New Horizons”), these shares are held by various individual and institutional investors for which Price Associates and New Horizons serve as investment advisor with power to direct investments and/or sole power to vote the shares. Price Associates and New Horizons disclaim beneficial ownership of these shares except to the extent of their pecuniary interest in those shares.

(3)	1585 Broadway, New York, New York 10036. Morgan Stanley Venture Partners III, L.P. owns 999,284 common shares. Morgan Stanley Venture Investors, L.P. owns 95,947 common shares. The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. owns 43,709 common shares. Morgan Stanley Venture Partners III, L.L.C. (the “General Partner”) owns options to purchase 34,800 common shares. The General Partner is the general partner of Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. (collectively, the “Funds”), and, as such, has the power to vote or direct the vote and to dispose or direct the disposition of all of the shares held by the Funds. Morgan Stanley Venture Capital III, Inc. is the institutional managing member of the General Partner, and, as such, shares, together with the remaining managing members, the power to direct the actions of the General Partner. Morgan Stanley Dean Witter & Co., as the sole stockholder of Morgan Stanley Venture Capital III, Inc., controls the actions of Morgan Stanley Venture Capital III, Inc.

(4)	Includes 34,800 shares issuable upon exercise of options. Mr. Husain does not own any common shares directly. Mr. Husain is a managing member of Morgan Stanley Venture Partners III, L.L.C. and therefore may be deemed to beneficially own the shares owned by Morgan Stanley Venture Partners III, L.L.C., Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. Mr. Husain disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in those shares.

(5)	Includes 94,538 shares issuable upon exercise of options.

(6)	Includes 34,800 shares issuable upon exercise of options.

(7)	48,510 of these shares are owned by Borneo Partners. Mr. Pote disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in those shares. Also includes 150,393 shares issuable upon exercise of options.

(8)	136,000 of these shares are held by Crofton Capital. Mr. Gordon disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in those shares. 11,386 of these shares are held by The Joel Company. Mr. Gordon disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in those shares. Also includes 5,000 shares issuable upon exercise of options.

(9)	Includes 145,736 shares issuable upon exercise of options.

(10)	Includes 38,500 shares issuable upon exercise of options.

(11)	Includes 81,500 shares issuable upon exercise of options.

(12)	Includes 78,965 shares issuable upon exercise of options.

(13)	Includes 41,275 shares issuable upon exercise of options.

(14)	Includes 42,200 shares issuable upon exercise of options.

(15)	Includes 34,800 shares issuable upon exercise of options.

(16)	Includes 16,000 shares issuable upon exercise of options.

(17)	Includes 991,022 shares issuable upon exercise of options.

ITEM ONE – ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes (Class I, Class II and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. Directors who were elected to fill a vacancy in a class whose term expires in a later year are elected for a term equal to the remaining term for their respective class. The Fourth Amended and Restated Charter of the Company provides that each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The current Board of Directors is comprised of ten members. Three members of the Board of Directors will be elected as Class III directors at the Annual Meeting.

     The Board of Directors has nominated and recommends to the shareholders, Robert A Frist, Jr., M. Fazle Husain and Frank Gordon for election as Class III directors to serve until the annual meeting of shareholders in 2006 and until such time as their respective successors are duly elected and qualified. Messrs. Frist and Husain are currently Class III directors of the Company having been previously elected by the shareholders. Mr. Gordon is currently a Class II director of the Company having been previously elected by the shareholders. Charles N. Martin, Jr. is a current Class III director who is not standing for re-election. Mr. Gordon is being shifted to Class III from Class II to maintain the number of directors in each class as nearly equal as possible as required by the Company’s Fourth Amended and Restated Charter.

     If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve. Certain information with respect to directors who are nominees for election at the Annual Meeting and with respect to directors who are not nominees for election at the Annual Meeting is set forth on the following pages.

     The directors shall be elected by a plurality of the votes cast in the election by the holders of the common stock represented and entitled to vote at the Annual Meeting.

Name	Age	Principal Occupation/Directorships	Director Since

Director Nominees

Class III Directors
(Term Expires 2006)
Robert A Frist, Jr.	36	Robert A. Frist, Jr., one of our co-founders, has served as our chief executive officer and chairman of the board of directors since 1990. Mr. Frist serves on the board of directors of Hearing Planet, Inc., an online hearing aid distribution company, and HealthLeaders, Inc., a healthcare publisher. He graduated with a Bachelor of Science in business with concentrations in finance, economics and marketing from Trinity University.	1990

M. Fazle Husain	39	Mr. Husain has been employed by Morgan Stanley & Co. Incorporated since 1991 and is currently a managing director. Mr. Husain is also a managing member of Morgan Stanley Venture Partners III, L.L.C and its affiliated funds. Mr. Husain focuses primarily on investments in the health care industry, including health care services, medical technology and health care information technology. He received a Bachelor of Science in chemical engineering from Brown University and a Masters of Business Administration from Harvard. Mr. Husain serves as a director and on the compensation committee of Allscripts Healthcare Solutions, Inc., a provider of point-of-care physician solutions, and The Medicines Company, a biopharmaceuticals company.	1999

Frank Gordon	40	Mr. Gordon is vice president of development and managed care of MediSphere Health Partners, Inc., a health care services company. Mr. Gordon served as director of provider relations of HealthWise of America, a health care services company, from 1993 to 1996. Mr. Gordon also serves as managing partner of Crofton Capital LLP, a venture capital fund. Mr. Gordon earned a Bachelor of Science from the University of Texas in Austin and a Masters in Business Administration from Georgia State University.	2002

Name	Age	Principal Occupation/Directorships	Director Since

Continuing Directors

Class I Directors
(Term Expires 2004)
Thompson S. Dent	53	Mr. Dent is a member of Health Intersect, LLC. Mr. Dent is a founder of PhyCor, Inc., a physician practice management company. Mr. Dent served as its chairman of the board from January 2002 to July 2002, its chief executive officer and president from June 2000 to January 2002 and served as its president and chief operating officer from October 1997 to October 1998. Mr. Dent served as executive vice president, corporate services, from the inception of PhyCor until October 1997 and served as secretary of PhyCor from 1991 to October 1998. Mr. Dent holds a Masters in Healthcare Administration from George Washington University. On January 31, 2002, PhyCor and certain of its subsidiaries filed a voluntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code. The Chapter 11 reorganization plan, captioned In re PhyCor, Inc., et. al., Case No. 02-40278 (PcB) in the U.S. Bankruptcy Court for the Southern District of New York, was confirmed on July 31, 2002.	1995

James F. Daniell	59	Dr. Daniell has maintained a private medical practice at Centennial Medical Center in Nashville since 1984. A founding member of the Society for Reproductive Surgeons, he served as past president of the International Society of Gynecologic Endoscopy and the Nashville OB/GYN Society. He holds a Bachelor of Science from David Lipscomb University and an M.D. from the University of Tennessee.	1995

William W. Stead	54	Dr. Stead has served as associate vice chancellor for health affairs of Vanderbilt University Medical Center since 1991. Dr. Stead is also the chief technology officer of EBMsolutions, a healthcare information company, and director of NetSilica, a healthcare information technology company. He is the editor-in-chief of the Journal of American Medical Informatics Association, a founding fellow of the American College of Medical Informatics and the American Institute for Engineering in Biology and Medicine and a member of the Institute of Medicine of the National Academy of Sciences and of the Board of Regents of the National Library of Medicine. He is past president of the American Association for Medical Systems and Informatics, and of the American College of Medical Informatics. Dr. Stead earned a Bachelor of Arts in chemistry and an M.D. from Duke University.	1998

Name	Age	Principal Occupation/Directorships	Director Since

Continuing Directors

Class II Directors
(Term Expires 2005)
Linda Rebrovick	47	Ms. Rebrovick is executive vice president and chief marketing officer of BearingPoint, Inc., formerly KPMG Consulting, Inc. Ms. Rebrovick was an executive vice president of its Health Care Consulting division from February 2000 to January 2001. Ms. Rebrovick was a national managing partner of KPMG LLP’s Health Care Consulting division and served on its board of directors and was the chair of its board process and evaluation committee from 1997 to 2000. Ms. Rebrovick serves on the board of directors of Pinnacle Financial Partners, a financial institution. Prior to joining KPMG LLP, Ms. Rebrovick spent 16 years in various sales, management and executive positions at IBM Corporation. Ms. Rebrovick received a Bachelor of Arts in marketing from Auburn University.	2001

Jeffrey L. McLaren	36	Jeffrey L. McLaren, one of our co-founders, served as our president and as one of our directors from 1990 through November 2000 and as our chief product officer from 1999 through November 2000. Mr. McLaren currently serves as our vice chairman. He graduated from Trinity University with a Bachelor of Arts in both business and philosophy.	1990

John H. Dayani	56	Dr. Dayani is president and chief executive officer of Cardiovascular Services of America, a health care company. Dr. Dayani served as president and chief executive officer of Network Health Services, Inc., a health care services company, from 1996 to 1999. He served as its executive chairman from 1999 to May 2000. Dr. Dayani was the founder, president and chief executive officer of Medifax, Inc., a health care services company, from 1993 to 1995 and served as its consultant from 1995 to 1998. He also founded American Nursing Resources, Inc., American Nursing Resources Home Health Agency, Inc., American Nursing Resources Home Infusion, Inc., Nurse America and Quality Managed Care. Dr. Dayani earned a Bachelor of Science and Ph.D. in engineering from Vanderbilt University.	1998

Corporate Governance

     Our business is managed under the direction of our Board of Directors. The Board of Directors delegates the conduct of the business to our senior management team. Directors have regular access to senior management. They may also seek independent, outside advice. The Board of Directors considers all major decisions. The Board of Directors holds regular quarterly meetings and meets on other occasions when required by special circumstances. Some of the directors also devote their time and attention to the Board of Directors’ principal standing committees. The Board of Directors has established three standing committees so that certain areas can be addressed in more depth than may be possible at a full board meeting. The committees, their primary functions and memberships are as follows:

     Audit Committee. The audit committee’s primary duties and responsibilities are to oversee the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; approve the selection, evaluation and compensation of the Company’s independent auditors, oversee the independence and performance of the Company’s independent auditors and internal auditing functions; and provide an avenue of communication among the independent auditors, management and the Board of Directors. The audit committee operates pursuant to the terms of a Restated Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix A. Members of the audit committee are M. Fazle Husain, John H. Dayani and James Daniell. See “Audit Committee Report.”

     Compensation Committee. The compensation committee has the responsibility for reviewing and approving the salaries, bonuses and other compensation and benefits of executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of management and administering the Company’s 2000 Stock Incentive Plan (the “2000 Stock Plan”). Members of the compensation committee are Thompson Dent, John H. Dayani and Frank Gordon. See “Compensation Committee Report on Executive Compensation.”

     Nominating and Corporate Governance Committee. The nominating and corporate governance committee provides assistance to the Board of Directors in identifying and recommending individuals qualified to serve as directors of the Company, reviews the composition of the Board of Directors, reviews and recommends corporate governance policies for the Company and periodically evaluates the performance of the Board of Directors. Members of the nominating and corporate governance committee are Linda Rebrovick, James Daniell and William Stead.

     During 2002, our Board of Directors held six meetings, the audit committee held four meetings, the compensation committee held four meetings and the nominating and corporate governance committee held two meetings. Except for Charles N. Martin who attended sixty-seven percent of the meetings, all incumbent directors attended at least seventy-five percent of the board meetings, and all incumbent directors attended all of the meetings of the committees of the board on which the director served. Our Chairman proposes the agenda for the board meetings and presents the agenda to the nominating and corporate governance committee, which reviews the agenda with our Chairman and may raise other matters to be included in the agenda or at the meetings. All directors receive the agenda and supporting information in advance of the meetings. Directors may raise other matters to be included in the agenda or at the meetings. Our Chief Executive Officer and other members of senior management make presentations to the board at the meetings and a substantial portion of the meeting time is devoted to the Board of Directors’ discussion of these presentations.

     The Board of Directors will consider nominees for the Board of Directors recommended by certain shareholders, if such shareholders comply with the advance notice provisions contained in our bylaws. Directors are selected based on their demonstrated knowledge, experience and ability in their chosen endeavors and, most importantly, based on their ability to represent the interests of all the shareholders. Shareholder recommendations for nominees must include certain biographical and other information and the proposed nominee’s written consent to nomination. The recommendations must be addressed to our Secretary and delivered or mailed and received at our principal executive offices not less than 120 days prior to the first anniversary of the date this notice of annual meeting was provided to shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

     We believe that during the 2002 fiscal year, all SEC filings of directors, officers and greater than ten-percent shareholders complied with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except for Mr. McLaren who failed to timely file a Form 5 reporting a grant of stock options. This belief is based on our review of forms filed or written representations that no forms were required.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information for fiscal years 2000, 2001 and 2002, regarding the compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers based on salary and bonus earned during 2002 (named executive officers).

					Long-Term
		Annual Compensation			Compensation Award

				Other	Securities
				Annual	Underlying
Name and	Fiscal	Salary	Bonus	Compensa-	Options
Principal Position	Year	($)	($)	tion ($)(1)	(#)

Robert A Frist, Jr., CEO	2002	85,000	—	—	—
	2001	85,000	10,000	—	—
	2000	85,000	10,000	—	—

Arthur E. Newman,	2002	156,875	20,000	28,200	—
Senior Vice President and CFO	2001	138,349	14,000	16,884	100,000
	2000	125,827	10,000	40,056	157,500

Michael T. Pote,	2002	156,875	20,000	—	—
Senior Vice President	2001	141,875	14,000	—	100,000
	2000	121,667	10,000	—	28,000

Fred Perner,	2002	148,750	20,000	—	—
Senior Vice President	2001	131,250	14,000	—	100,000
	2000	55,833	—	—	58,000

Susan A. Brownie, Vice	2002	103,606	15,000	—	35,000
President of Finance and	2001	110,625	11,500	—	—
Controller	2000	88,750	10,500	—	76,610

(1)	Includes reimbursed travel and living expenses that are not deductible for income tax purposes.

Options Granted During 2002

     The following table provides information related to options granted to the named executive officers during the 2002 fiscal year and the potential realizable value of each grant of options assuming that the market price of the underlying security appreciates in value from the date of the grant to the end of the option term. We have not issued stock appreciation rights to our executive officers.

Individual Grants

		Percent of			Potential Realizable
		Total			Value at Assumed
	Number of	Options			Annual Rate of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees	Exercise		Option Terms ($)
	Options	in Fiscal	Price Per	Expiration
Name	Granted (#)	Year (2)	Share ($)	Date	5%	10%

Robert A Frist, Jr., CEO	—	—	—	—	—	—

Arthur E. Newman,
Senior Vice President
and CFO	—	—	—	—	—	—

Michael Pote,
Senior Vice President	—	—	—	—	—	—

Fred Perner,
Senior Vice President	—	—	—	—	—	—

Susan Brownie, Vice
President of Finance
and Controller	35,000 (1)	6.1%	1.35	3/15/10	22,560	54,035

(1)	8,750 of these shares are exercisable as of March 15, 2003, 8,750 of these shares are exercisable as of March 15, 2004, 8,750 of these shares are exercisable as of March 15, 2005, and 8,750 of these shares are exercisable as of March 15, 2006.

(2)	The Company granted a total of 570,000 options to employees, directors and consultants during 2002.

Aggregate Option Exercises During 2002 and Fiscal Year End Option Values

     The following table provides information related to options exercised by the named executive officers during the 2002 fiscal year and the number and value of options held at fiscal year end. We have not issued stock appreciation rights or warrants to our executive officers.

	Shares		Number of Securities		Value of Unexercised In-
	Acquired		Underlying Unexercised		The-Money Options
	On	Value	Options at Fiscal Year End (#)		At Fiscal Year-End ($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert A Frist, Jr. CEO	—	—	110,350	20,812	—	—

Arthur E. Newman, Senior Vice President and CFO	—	—	145,736	83,762	15,500	15,500

Michael Pote, Senior Vice President	—	—	150,393	84,812	15,500	15,500

Fred Perner, Senior Vice President	—	—	81,500	81,500	15,500	15,500

Susan Brownie, Vice President of Finance and Controller	—	—	58,422	80,010	—	2,100

Equity Compensation Plan Information

     The following table provides information related to securities available and outstanding under the Company’s equity compensation plans as of the end of the 2002 fiscal year:

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in the
Plan Category	and rights	and rights	first column)

Equity compensation plans approved by security holders	2,987,380	$3.69	3,482,717

Equity compensation plans not approved by security holders	—	—	—

Total	2,987,380	$3.69	3,482,717

Directors’ Compensation

     We do not currently pay cash fees to directors for attendance at meetings. We do reimburse our directors for out-of-pocket expenses related to attending meetings of the board of directors. Non-employee directors are eligible to receive stock option grants under the 2000 Stock Plan. Each year, immediately following the date of our annual meeting, assuming enough shares are available under the 2000 Stock Plan, each non-employee director is automatically granted options to purchase 5,000 shares of our common stock. The exercise price is equal to the fair market value on the date of grant, and these options vest immediately upon grant. During 2000, upon the effectiveness of our initial public offering, each of our non-employee directors was granted options to purchase 10,000 shares of our common stock at the initial public offering price. These options vested immediately upon grant. Upon the election of Ms. Rebrovick to the Board of Directors, she was granted an option to purchase 15,000 shares of common stock at the fair market value at the date of grant. This option will vest in five equal annual installments beginning on the first anniversary of the date of grant.

     Employee directors are not eligible for any additional compensation for service on the board or its committees.

Employment Agreement

     Under an employment agreement dated April 21, 1999, Robert A. Frist, Jr. was employed as our chief executive officer initially for a two-year period at a base salary of $85,000. The employment term is automatically extended for successive one year periods unless on or before a date that is 90 days prior to the expiration of the employment term either the Company or Mr. Frist shall have given written notice to the other of its or his intention not to further extend the employment term, in which case the employment agreement shall expire and terminate at the end of the initial or extended employment term. Mr. Frist is also entitled to participate in the 2000 Stock Plan. Under this employment agreement, Mr. Frist has agreed not to compete with us and not to solicit our customers or employees for one year after his employment is terminated, with limited exceptions. Mr. Frist is entitled to severance benefits if we terminate him without cause. He is also entitled to severance benefits if he resigns for good reason after a change in control, if he resigns upon the occurrence of a material change in the terms of his employment or if he resigns upon the occurrence of a material breach of the agreement by the Company. The severance benefit equals the sum of $145,000, less the cumulative amount of base salary actually paid to Mr. Frist during the one year period through the effective date of termination, and $145,000. In addition, if Mr. Frist terminates his employment for good reason after the occurrence of a change in control, all options, shares and other benefits will fully vest immediately.

Compensation Committee Interlocks and Insider Participation

     The members of the compensation committee are responsible for determining executive compensation and stock option grants to executive officers. During 2002, the following directors served on the compensation committee: Thompson Dent, Charles N. Martin, Jr. and John H. Dayani. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the compensation committee or entities whose executive serves on the board of directors or the compensation committee that require disclosure under applicable SEC regulations.

Certain Relationships and Related Transactions

     In March 2001, the Company loaned Jeffrey L. McLaren, a director and our vice-chairman, $215,000 pursuant to a secured promissory note maturing in March 2006. This note carries an interest rate at an annual rate equal to the annual Wall Street Journal Prime Rate as of the first day of every month and is secured by 300,000 shares of our common stock. Interest only on the principal balance outstanding is due and payable on a monthly basis.

Company Stock Performance

     The graph below compares the cumulative total shareholder return on our common stock since our initial public offering on April 10, 2000, with the cumulative total return of companies on the Nasdaq Composite Index and the Nasdaq Computer & Data Processing Index over the same period (assuming the investment of $100 in our common stock, the Nasdaq Composite Index and the Nasdaq Computer & Data Processing Index on April 10, 2000 (for our stock) and March 31, 2000 (for the indices) and reinvestment of all dividends).

Cumulative Total Return

	Initial
	date(1)	12/00	12/01	12/02

HEALTHSTREAM, INC.	100	11.11	12.22	15.67
NASDAQ STOCK MARKET (U.S.)	100	53.59	42.52	29.39
NASDAQ COMPUTER & DATA PROCESSING	100	46.60	37.52	25.87

(1)	April 10, 2000 for HealthStream, Inc. stock and March 31, 2000 for the two indices.

Copyright© 2002 Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR 2002

     The compensation of HealthStream’s executive officers is reviewed and approved annually by the compensation committee of the Board of Directors, currently comprised of three non-employee directors. In addition to reviewing and approving executive officers’ salary and bonus arrangements, the compensation committee establishes policies and guidelines for other benefits and administers the awards of stock and stock options pursuant to the Company’s 2000 Stock Plan. The compensation committee is assisted in making compensation decisions by the Company’s Chief Executive Officer (referred to in this report as the “CEO”).

Compensation Policies Applicable to Executive Officers

     The objectives of the Company’s executive compensation program are to:

•	attract, motivate and retain the executives responsible for the success of the Company;

•	reward key executives based upon corporate and individual performance; and

•	provide incentives designed to maximize shareholder value.

The compensation committee reviews the Company’s executive officer compensation program annually to ensure that the compensation paid to the Company’s executive officers is consistent with the Company’s business strategy, corporate culture and operating performance. The compensation committee also reviews the compensation policies of similarly situated companies to ensure that the Company’s compensation policies are competitive with other companies in the industry. The three primary components of the Company’s executive officer compensation program are a base salary, the potential for a performance-based annual bonus, and periodic grants of stock options.

     Base Salaries. Base salaries for the Company’s executive officers, as well as changes in such salaries, are based upon a number of factors, including:

•	recommendations by the CEO;

•	the nature of the executive officer’s position;

•	the committee’s subjective determination of the executive officer’s contribution to the performance of the Company;

•	the experience of the officer; and

•	the term of the officer’s employment with the Company.

The CEO reviews all salary recommendations with the compensation committee, which then approves or disapproves such recommendations.

     In March 2002, the compensation committee reviewed the base salaries for the Company’s executive officers. Based upon discussions with the CEO, the committee determined that the base compensation levels for the Company’s executive officers were competitive with the average base compensation levels of executive officers with similar responsibilities at comparable companies.

     Annual Bonuses. Annual bonuses were paid to the executive officers of the Company for fiscal 2002 based upon the attainment of certain 2002 earnings targets. The compensation committee has approved an officers’ compensation plan for 2003 that provides for the payment of bonuses based upon the attainment of certain 2003 earnings targets.

     Stock Options. In order to align the long-term interests of the executive officers with those of shareholders, the compensation committee from time to time awards stock options to the Company’s executive officers. The terms of these options, including the sizes of the grants, are determined by the compensation committee based upon the recommendations of the CEO and the committee’s subjective discretion. Awards of stock options to executive officers have been historically at then-current market prices and with periodic vesting over periods ranging up to four years.

     In 2002, the compensation committee granted stock options to purchase an aggregate of 53,750 shares to the Company’s executive officers. The options vest over a four-year period and are exercisable at the market price of the common stock on the date of grant.

Chief Executive Officer Compensation

     In establishing the compensation of Robert A. Frist, Jr., the Company’s CEO, the compensation committee utilized the same compensation policies applicable to executive officers in general, however, Mr. Frist has elected to receive annual cash compensation at levels below the average base compensation levels of chief executive officers at comparable companies. Mr. Frist did not receive an increase in his base salary for fiscal year 2002 or 2001. During the first quarter of 2003, Mr. Frist’s annual base salary was increased to $100,000. The compensation committee recommended and authorized an annual salary of $175,000. Mr. Frist elected to defer the difference between his actual base salary and the authorized amount until such time as the Company achieves certain financial targets relating to budgeted improvements in the Company’s earnings before interest, taxes, depreciation and amortization.

Limitations on the Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a corporate deduction for compensation over $1.0 million paid to the Company’s CEO and any of the other four most highly compensated executive officers. The $1.0 million limitation applies to all types of compensation, including restricted stock awards and amounts realized upon the exercise of stock options and stock appreciation rights, unless the awards and plan under which the awards are made qualify as “performance based” under the terms of the Code and related regulations. Based on applicable tax regulations, any taxable compensation derived from the exercise of stock options granted pursuant to the 2000 Stock Incentive Plan should qualify as “performance based” compensation for purposes of Section 162(m). None of the Company’s executive officers received other compensation that exceeded the applicable deductibility limits in 2002.

Thompson Dent, Compensation Committee member
John H. Dayani, Compensation Committee member
Frank Gordon, Compensation Committee member

AUDIT COMMITTEE REPORT FOR 2002

     The audit committee of the Board of Directors is comprised of three directors who are independent directors as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. During 2002, the members of the audit committee were Messrs. Daniell, Dayani and Husain.

     In accordance with its written charter, the audit committee reviews HealthStream’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The audit committee held four meetings during fiscal year 2002 which were attended by all members.

     The audit committee has reviewed and discussed with management and the independent auditors the interim financial statements for each quarter and the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the audit committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The audit committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditors’ independence.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     The audit committee’s review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the audit committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

     In performing these functions, the audit committee acts in an oversight capacity. The committee does not complete all of its reviews prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the audit committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent accountants, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with generally accepted accounting principles.

Fazle Husain, Audit Committee Chairman
Dr. James Daniell, Audit Committee Member
John Dayani, Audit Committee Member

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The audit committee has selected Ernst & Young LLP to serve as our independent auditors for 2003. The independent auditors will audit our consolidated financial statements for 2003. Ernst & Young LLP has served as our independent auditors since 1998. Representatives of Ernst & Young LLP will attend our annual meeting. They will have an opportunity to speak and respond to your questions.

Independent Auditor Fee Information

     Audit Fees. The aggregate audit fees billed to us by Ernst & Young LLP during 2002 and 2001 for professional services rendered for the audits of our annual financial statements and for the reviews of the financial statements included in our quarterly reports on Form 10-Q totaled $125,000 and $120,000, respectively.

     Audit-Related Fees. Fees for audit-related services provided by Ernst & Young LLP during 2002 and 2001 totaled $21,500 and $19,500, respectively. The fees for audit-related services during 2002 relate to the annual audits of the Company’s employee benefit plans. The fees for audit-related services during 2001 relate to the annual audits of the Company’s employee benefit plans and certain due diligence procedures related to an acquisition.

     Tax Fees. Fees for tax services provided by Ernst & Young LLP totaled $20,303 during 2002 and $31,050 during 2001. The tax fees paid to Ernst & Young LLP relate to federal and state tax compliance matters, tax advice and planning.

     All Other Fees. There were no other fees paid to Ernst & Young LLP during 2002 and 2001 that were not included in the captions above.

     The audit committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

GENERAL INFORMATION

Delivery of Shareholder Documents

     The rules of the Securities and Exchange Commission allow the Company to send a single copy of the proxy statement and annual report to shareholders to any household at which two or more shareholders reside if the Company believes the shareholders are members of the same family, unless the Company has received contrary instructions from a shareholder. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps reduce the Company’s expenses. The rule applies to the Company’s annual reports and proxy statements. Each shareholder in the household will continue to receive a separate proxy card.

     If your shares are registered in your own name and you would like to receive your own set of the Company’s annual disclosure documents this year or in future years, or if you share an address with another shareholder and together both of you would like to receive only a single set of the Company’s annual disclosure documents, please contact the Company’s Secretary by calling (615) 301-3100 or writing to the Company at HealthStream, Inc., Investor Relations Department, 209 10th Avenue, Suite 450, Nashville, Tennessee 37203. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly. The Company will deliver promptly upon oral or written request a separate copy of the Proxy Statement or Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered.

Annual Report

     Our 2002 Annual Report to Shareholders is being mailed to shareholders with this proxy statement. The Annual Report is not part of the proxy solicitation materials.

Additional Information

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2002, excluding certain of the exhibits thereto, may be obtained without charge by writing to HealthStream, Inc., Investor Relations Department, 209 10th Avenue, Suite 450, Nashville, Tennessee 37203 or an oral request by calling (615) 301-3237. The Company’s Annual Report on Form 10-K and various other filings also may be accessed on the World Wide Web at www.healthstream.com or www.sec.gov.

Nashville, Tennessee
April 30, 2003

APPENDIX A
RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF HEALTHSTREAM, INC.

I.    AUDIT COMMITTEE PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Oversee the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Oversee the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain independent legal, accounting, or other advisors as it deems necessary or appropriate in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee’s oversight responsibility recognizes that the Company’s management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company’s financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Committee members; consequently, in carrying out its duties and responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company’s financial statements are true and complete or are in accordance with generally accepted accounting principles.

II.     AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee must also meet the other qualification standards set by federal and state legislation and regulation and the applicable listing standards of The Nasdaq Stock Market, Inc. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Committee shall meet at least four times annually, or more frequently as circumstances require, including teleconferences when appropriate. The Committee Chair shall prepare and/or approve an agenda for each meeting. A majority of the Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting; provided that the Committee may form and delegate authority to subcommittees or members when appropriate. The Committee shall meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee shall communicate with management and the independent auditors’ quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Committee in carrying out its oversight duties and responsibilities. These functions are set forth as minimum duties and responsibilities with the understanding that the Committee may undertake additional duties and responsibilities as the Board or the Committee deems appropriate given the circumstances.

Document/Reports Review Procedures

1.	The Committee shall assess the adequacy of this Charter at least annually, submit the Charter to the Board of Directors for approval and have the document published in accordance with SEC regulations or applicable listing standards.

2.	The Committee shall review and discuss with the Company’s management and independent auditors the Company’s annual audited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements. Additionally, based on such review, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-K.

3.	The Committee shall review with management and the independent auditors the Company’s quarterly financial results and quarterly unaudited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Company’s selection, application and disclosure of critical accounting policies and practices used in such financial statements. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-Q.

2

4.	Discuss with management and the independent auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Company’s processes and controls that could materially affect the Company’s financial statements and financial reporting. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

5.	Discuss with management and the independent auditors the Company’s earnings guidance prior to the release thereof.

6.	Discuss with the independent auditors any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 and SAS 90, as such standards may be modified or supplemented.

7.	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Independent Auditors

8.	The independent auditors are accountable to the Committee and the Board of Directors and shall report directly to the Committee. The Committee shall review the independence and performance of the auditors annually. In addition, the Committee shall:

•	oversee the work of the outside auditors and review the independent auditors’ audit plan including scope, staffing, locations, reliance upon management and general audit approval;

•	resolve disagreements between management and the outside auditors regarding financial reporting;

•	establish hiring policies for employees or former employees of the outside auditors;

•	pre-approve all auditing services to be provided by the outside auditors;

•	pre-approve all non-auditing services, including tax services, to be provided by the outside auditors, subject to such exceptions as may be determined by the Committee to be appropriate and consistent with federal and regulatory provisions;

•	receive reports from the outside auditors regarding critical accounting policies and practices, alternative treatments of financial information and generally accepted accounting principles, and such other information as may be required by federal and regulatory provisions;

•	receive from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company that may impact the objectivity and independence of the outside auditors; and

•	discuss with the outside auditors in an active dialogue any such disclosed relationships or services and their impact on the outside auditors’ objectivity and independence.

3

9.	The Committee shall have the ultimate authority and responsibility to select (subject, if sought, to shareholder ratification), determine the compensation of, and where appropriate, terminate and replace the outside auditors.

Legal Compliance

10.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

11.	Review and approve all related-party transactions involving Covered Persons as defined in the Company’s Code of Ethics.

12.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

13.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

14.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

15.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and of the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF HEALTHSTREAM, INC.

     The undersigned shareholder(s) of HealthStream, Inc., a Tennessee corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 30, 2003, and hereby appoints Robert A. Frist, Jr. and Robert H. Laird, Jr. and each of them, proxies and attorneys-in-fact, with full POWER to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of HealthStream, Inc. to be held on Friday, May 30, 2003 at 2:00 p.m. Central Daylight Time, at 209 10th Avenue, Suite 450, Nashville, Tennessee 37203, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1)	To elect Robert A. Frist, Jr., M. Fazle Husain and Frank Gordon for election as Class III directors to the Board of Directors until the 2006 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

☐	FOR all nominees listed below (except as indicated to the contrary below);	☐	WITHHOLD AUTHORITY to vote for all nominees
Robert A. Frist, Jr., M. Fazle Husain and Frank Gordon

    INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:

(2)	To vote in accordance with their best judgment with respect to any other matters which may properly come before the meeting or any adjournment or adjournments thereof.

     PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE PROPOSAL SET FORTH HEREIN AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     (This Proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Dated:

Signature:

Dated:

Signature: